                                                                    EXHIBIT 99.2

                  METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES
            PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS
                     THREE QUARTERS ENDED SEPTEMBER 30, 2001
                                   (UNAUDITED)
                                 (In thousands)

                                                                   Pro Forma
                                                     Historical   Adjustments   Pro Forma
                                                     ----------   -----------   ---------
Total revenue.....................................    $375,107    $(71,962)(a)  $303,145
                                                      --------    --------      --------
Operating costs and expenses:
   Cost of sales..................................     318,489     (57,666)(b)   260,823
   Selling, general and administrative expenses...      38,043     (11,028)(c)    27,015
   Environmental expense recoveries...............        (600)         --          (600)
                                                      --------    --------      --------
   Total operating costs and expenses.............     355,932     (68,694)      287,238
                                                      --------    --------      --------
   Operating income...............................      19,175      (3,268)       15,907

Other income (expense):
   Other income, net..............................         174          --           174
   Interest expense, net..........................      (9,647)        778 (d)    (8,869)
                                                      --------    --------      --------
   Income before income tax provision, minority
      interest and discontinued operation.........       9,702      (2,490)        7,212
Income tax provision..............................       4,886      (1,195)(c)     3,691
                                                      --------    --------      --------
   Income before minority interest and
      discontinued operation......................       4,816      (1,295)        3,521
Minority interest.................................          37         (61)(c)       (24)
                                                      --------    --------      --------
   Income from continuing operations..............    $  4,853    $ (1,356)     $  3,497
                                                      ========    ========      ========

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(a)  Reflects the following:

Total revenue of GfE, MIR, FAG and ABF.............................   $(103,963)
Adjustment of intergroup activity between the above companies
   and the companies retained by Metallurg.........................      32,001
                                                                      ---------
                                                                      $ (71,962)
                                                                      =========
(b)  Reflects the following:

Total cost of sales of GfE, MIR, FAG and ABF.......................    $(89,711)
Adjustment of intergroup activity between the above companies
    and the companies retained by Metallurg........................      32,045
                                                                       --------
                                                                       $(57,666)
                                                                       ========

(c)  Reflects the activity of GfE, MIR, FAG and ABF.

(d)  Reflects the following:

Reversal of interest expense, net, of GfE, MIR, FAG and ABF........       $ 608
Reversal of Metallurg's interest income on loans to the above
   companies.......................................................        (370)
Metallurg's interest income on its restructured loan to GfE........         540
                                                                          -----
                                                                          $ 778
                                                                          =====